AMENDMENT NO. 1 TO CONSULTING AGREEMENT

     Amendment No. 1 to Consulting Agreement, dated as of April 1, 1996, by and between Innovir Laboratories, Inc., a Delaware corporation ("Innovir"), and Dr. Hugh Robertson ("Consultant").

     WHEREAS, Innovir and Consultant hereby wish to amend the terms of the Consulting Agreement, dated as of April 1, 1992, between Innovir and Consultant (the "Consulting Agreement").

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to such terms in the Consulting Agreement.

     2. Section 3 of the Consulting Agreement is hereby deleted and replaced in its entirety with the following new Section 3:

     "Terms of Engagement. The term of Consultant's engagement hereunder shall begin as of the date of this Agreement and continue through March 31, 2000, unless extended by mutual agreement, but will be earlier terminated by the first to occur of the following:

         (a)  The death of Consultant,

         (b)  The Permanent Disability of Consultant, or

         (c)  The termination of this Agreement by Innovir for Cause."

     3. Subsection (i) of Section 14 of the Consulting Agreement is hereby deleted and replaced in its entirety with the following new Subsection (i):

             "(i) If to Innovir:

                     Fulbright & Jaworski L.L.P.
                     666 Fifth Avenue
                     New York, New York  10103

                     Attn:  Merrill M. Kraines, Esq."


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     4. Schedule 1 to the Consulting Agreement is hereby deleted and replaced in its entirety with the following new Schedule 1:

                                   "Schedule 1

     Compensation for services rendered by Consultant under this agreement pursuant to paragraph 7 is as follows:

          (a) From the period of April 1, 1996 to March 31, 2000, annual compensation of $95,000 payable at the beginning of each quarter in the amount of $23,750.

          (b) Upon the issuance of any patent for which the Cornell is named inventor or co-inventor and which patent is assigned to Innovir, Consultant shall receive $10,000 excluding patents issued prior to the date herein.

          (c) For each paper co-authored by Consultant and Innovir which is published, $5,000.

          (d) For each of the Company's employees, Science Advisory Board members or directors who is introduced to the Company by Consultant, $5,000.

     In rendering such services, Innovir shall reimburse the Consultant for all ordinary, usual and necessary expenses incurred by the Consultant including, but not limited to, telephone, automobile, travel, documentary and administrative expenses."

     5. A new Section 7A shall be added to the Consulting Agreement, to immediately follow Section 7 thereof, to be and read in its entirety as follows:

            "7A. Stock Options. Consultant shall be granted options to purchase 40,000 shares of the Company's Common Stock, pursuant to a Stock Option Agreement to be entered into between Consultant and the Company, such stock options to have an exercise price, and a vesting schedule, as set forth in such Stock Option Agreement.

     6. All other sections of the Consulting Agreement not hereby amended shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above-written.

                                           INNOVIR LABORATORIES, INC.

                                           By:  /s/ ALLAN R. GOLDBERG, Ph.D.
                                                -------------------------------


                                               /s/ HUGH D. ROBERTSON, Ph.D.
                                               --------------------------------
                                                   Dr. Hugh D. Robertson